Following are the matters voted upon and the results of those votes cast at the annual meeting of shareholders held May 6, 2013:
With respect to the election of six directors by the holders of Common Stock, $1.00 par value:
                             Votes For       Votes Withheld
Eric S. Ende . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6,647,671   180,455
Thomas P. Merrick . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6,631,882   196,097
A. Robert Pisano . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6,628,667   199,434
Patrick B. Purcell . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6,652,346  175,780
David Rees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6,587,055   240,779
Allan M. Rudnick . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6,659,630   168,348